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                                                                         EX-32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Lennox International Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, Robert E. Schjerven, Chief Executive Officer of the Company and Richard A. Smith, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Robert E. Schjerven
    Chief Executive Officer
    August 13, 2003



/s/ Richard A. Smith
    Chief Financial Officer
    August 13, 2003


A signed original of this written statement required by Section 906 has been provided to Lennox International Inc. and will be retained by Lennox International Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is accompanying the Report solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.